Exhibit 10.29

SEPARATION AND RELEASE

 AGREEMENT

        This Separation and Release Agreement (“Agreement”) is made as of August 3, 2010 by and between Caspian Services Inc., a Nevada corporation with its offices located at 257 E 200 S STE 490, Salt Lake City, UT 84111, its wholly owned subsidiaries Caspian Services Group Limited with its registered Kazakhstan Branch located in the city of Aktau, Republic of Kazakhstan (‘Subsidiary”) jointly and severely acting and referred to in the Agreement as the “Company” and represented by the Company’s CEO/President Mr. Alexey Kotov and Mr. John Scott (the “Employee”) on the other side.

        WHEREAS, Employee is employed by Caspian Services Inc., as Chief Operating Officer (COO) and by the Subsidiary as Commercial Director; and

        WHEREAS, The Employer’s Board of Directors has voted to remove Employee from the position of COO effective on August 2, 2010 (the “Termination date”); and

        WHEREAS, The Employee becomes entitled to collect severance benefits for the Employer due to involuntary termination of employment in accordance with the Employee’s Employment Agreement dated March 18, 2008;

        NOW THEREFORE, in consideration of the mutual promises made herein, the Company, Subsidiary and Employee (jointly referred to as the “Parties”) hereby agree as follows:

1.1. In consideration of full and final release by the Employee, the Company agrees to provide Employee with all severance and benefits in accordance with the Executive Employment Agreement dated March 18, 2008, subject to section 1.2 below;

1.2. In consideration of full and final release by the Employee against all future severance payments in lieu of the twelve months salary equivalent payments allowed to the Employee under the severance provision of his Employment Agreement, Employee agrees to accept a one time lump sum payment in the amount $150,000.00 payable net of Republic of Kazakhstan taxes to the Employee within ten days following termination;

1.3. The Employee shall be allowed to collect all other benefits under severance provisions of the Employee’s Employment Agreement not expressly modified by this Agreement;

1.4. The Employee agrees to vacate the Company’s rented accommodation occupied by the Employee in the City of Almaty, Republic of Kazakhstan before September 30, 2010. Shall Employee decide to continue to reside in the company provided accommodation, Employee shall made arrangements to transfer the lease agreement in his name or reimburse the Company expenses related to his accommodation after September 30, 2010.

 IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

CASPIAN SERVICES, INC.

By

Dated:		Alexey Kotov, President

Dated:		John Scott, Employee

John Scott